UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 27, 2015

WSI Industries, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-00619	41-0691607
(Commission File Number)	(I.R.S. Employer Identification No.)

213 Chelsea Road Monticello, MN	55362
(Address Of Principal Executive Offices)	(Zip Code)

(763) 295-9202
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 3 through 8 are not applicable and therefore omitted.

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 27, 2015, WSI Industries, Inc. (the “Company”) amended certain of its loan agreements with its bank. The amendments to the agreements extended the term of the agreements to February 28, 2017 and modified certain covenants. The interest rate contained in the loan agreements is at a fluctuating annual interest rate equal to the LIBOR Rate, plus Two Hundred (200) basis points per year. The agreements include covenants requiring a minimum liquidity and a minimum quarterly year-to-date earnings before interest, taxes and depreciation (EBITDA), while eliminating the minimum net worth and maximum debt to tangible net worth ratios.

The summary of these agreements does not purport to be complete and is subject to and qualified in its entirety by reference to such documents, which are included as Exhibits 10.1 through 10.4 of Item 9.01 to this Form 8-K and are incorporated by reference into these Items 1.01 and 2.03.

Item 9.01	Financial Statements And Exhibits.

Exhibit No.	Description

10.1	Fifth Amendment to Revolving Loan Agreement dated November 27, 2015 between WSI Industries, Inc. and BMO Harris Bank N.A.

10.2	Second Amendment to Term Loan Agreement dated November 27, 2015 between WSI Industries, Inc. and BMO Harris Bank, N.A.

10.3	Amended and Restated Revolving Credit Promissory Note dated November 27, 2015 between WSI Industries, Inc. and BMO Harris Bank, N.A.

10.4	Acknowledgement of Guarantors dated November 27, 2015 between WSI Rochester, Inc., WSI Industries, Co. and BMO Harris Bank N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WSI INDUSTRIES, INC.

By:	/s/ Benjamin T. Rashleger
Benjamin T. Rashleger
Chief Executive Officer

Date: December 2, 2015